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                                                                   EXHIBIT 10.14


                         WEB SITE DEVELOPMENT AGREEMENT



         AGREEMENT, dated as of October 14, 1999 (the "Effective Date"), by and between World Commerce Online, having its principal place of business at Orlando International Airport, Tradeport Commerce Center, 9675 Tradeport Drive, Orlando, Florida 32827, and Snickelways, Inc., dba Snickelways Interactive, a New York Corporation ("SI"), having its principal place of business at 180 Varick Street, New York, New York 10014; both parties hereinafter referred to collectively as the "Parties."

         WHEREAS, SI is an experienced designer and developer of interactive multimedia and electronic commerce products, software, services and associated audio-visual works specializing in the use of new media, including that portion of the Internet known as the World Wide Web ("WWW" or "the Web"), in a wide variety of commercial and business contexts;

         WHEREAS, Client desires to engage the services of SI to receive consulting services, develop functional and technical specifications for a WWW application (the "Specifications", attached hereto as Exhibit A) and develop said application;

         WHEREAS, SI desires to perform the SI Services for Client pursuant to the terms and conditions of this Agreement as set forth herein;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS. In this Agreement, the following terms shall have the meanings expressed herein.

         (a) "Acceptance Period" shall mean the period specified in this Agreement or any Work Order thereto during which Client reviews Deliverables delivered to it by SI in order to determine whether or not to accept such Deliverables on the basis of substantial conformity to the Specifications.

         (b) "Change Order" shall mean a mutually agreed, written specification of a change (i) in the-scope of SI Services under a Work Order, which is attached to and thereafter forms part of the Work Order, or (ii) in the Specifications, which is attached to and thereafter forms part of the Specifications.

         (c) "Client Materials" shall mean any content or other materials, including, but not limited to, any images, photographs, illustrations, graphics, audio or video clips or text, that Client has provided to or may provide to SI, directly or indirectly pursuant to this Agreement.

         (d) "Custom Software" shall mean any and all program code that is not Original Code, produced by the personnel assigned by SI to perform the SI Services for Client and prepared in accordance with the Specifications and any Work Orders issued under this Agreement, and identified as such in Exhibit F attached hereto, as appended and/or amended from time to time by the parties pursuant to a Work Order.


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         (e)      "Deliverables" shall mean the result of work (other than
Original Code) produced by the personnel assigned by SI to perform the ST Services for Client in accordance with the Specifications and any Work Orders issued under this Agreement.

         (f) "Original Code" shall mean any and all pre-existing or independently developed SI proprietary program code and/or original program code developed by SI, including without limitation all copyrights, patent rights, trade secrets, trademarks and other proprietary rights thereto.

         (g) "SI Services" shall mean services for Client, as set forth in detail on Exhibit A hereto, including, (i) with respect to Client's FloraShops Web site, the development of a templating engine and the development and launch of individual florist Web sites; (ii) with respect to Client's FloraMall Web site, the development of a templating engine and the development and launch of individual wholesale florist Web sites; and (iii) with respect to American Floral Services, the development of extranet and internet Web sites, each of the foregoing, subject to individual Work Orders.

         (h) "Work Order" shall mean the mutually agreed document attached to this Agreement as Exhibit B, describing the scope of work of the SI Services, including without limitation any applicable delivery milestones and payment schedules, and any amendments and Change Orders thereto.

         (i) "Year 2000 Compliant" means that: (i) neither performance nor functionality is or will be affected in a materially adverse manner by dates prior to, during and after the Year 2000; in particular: (a) no value for current date will cause any interruption in operation; (ii) all manipulations of date or time related data will produce the required results for all valid date values prior to, during and after Year 2000; (iii) if the date elements in interfaces and data storage specify the century, they will permit specifying the correct century either explicitly or by unambiguous algorithms or inferencing rules; and where any date element is represented without a century, the correct century shall be unambiguous for all manipulations involved in that element; and
(iv) the Year 2000 must be recognized as a leap year.

2.       SCOPE OF SERVICES.

         (a) Prior to or promptly following the Effective Date of this Agreement, (i) SI shall, in consultation with Client, prepare the Specifications which shall consist of, among other things, a design for Client's Web application for Client's Web site (the "Site"), programming and interactive feature requirements and the placement of content or other materials to be incorporated into the application or Site; and (ii) the Parties shall mutually develop and agree on an initial Work Order to implement SI Services according to the Specifications. Any subsequent changes to the scope of SI Services, or the Specifications, shall be mutually agreed to in writing, in the form of a Change Order, and SI shall have no obligation to perform services in connection with any such changes until the Parties have agreed as provided herein. The form of Change Order which shall be executed by the Parties is attached hereto as Exhibit C. In the event that the Parties are unable to agree in writing to mutually acceptable Specifications after good faith efforts thirty (30) days after the Effective Date, or a mutually acceptable Work Order after good faith efforts thirty (30) days after the Effective Date, either party may terminate this Agreement by providing the other party with written notice of such termination. Termination under this section shall not relieve Client from the obligation of paying SI for all fees due and outstanding as of the date of such termination.

         (b) Upon completion of mutually acceptable Specifications and a Work Order, and SI's receipt of any fees that may be due under Section 3, SI shall commence work for the SI Services by assigning its personnel to perform the SI Services.



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         (c)      The Parties agree to hold weekly project status meetings
between their respective project managers for this project, and monthly management meetings between their respective managers responsible for overseeing this project.

3.       PAYMENT TERMS.

         (a) The Work Order shall state that payment for SI Services under this Agreement is on a "time and materials" basis.

         (b) Client will be invoiced on a monthly basis for SI's services provided pursuant to this Agreement on a time and materials basis. SI's services will be billed according to its Standard Rate Card (a copy of which is annexed hereto and labeled as Exhibit D) less any applicable discount. SI shall not change its rate during the Term (as defined below) and agrees to provide Client with written notice of any hourly rate increases at least 90 days before any Additional Term (as defined below). SI will also bill Client for reasonable out-of-pocket costs and expenses incurred in the course of SI's performance of its obligations hereunder, including but not limited to, travel, non-SI software and related office expenses, at cost.

         (c) Client agrees to pay SI's monthly invoices for all charges as set forth therein within thirty (30) days after the invoice date, provided that SI shall have the right, at its sole discretion from time to time, to receive payment of up to thirty-five percent (35%) of the total amounts set forth in all invoices hereunder on a cumulative basis (the "Total Invoice Amount"), by delivery of shares of the common stock, par value $.001 per share (the "Common Stock"), of Client equal to the applicable portion of the then-current invoice to be received by SI as Common Stock as provided above in this paragraph (c) (the " Stock Amount") divided by the Stock Price then in effect. For purposes of this Agreement, the Stock Price shall be $10.00 per share as adjusted pursuant to Section 3(d) hereof. Client need not issue fractional shares of Common Stock to SI in payment of the Stock Amount, but at its option, Client may pay the remaining Stock Amount attributable to such fractional share in cash or the amount shall be carried forward and added to the next subsequent invoice.

         (d) The initial Stock Price of $10.00 per share shall be equitably adjusted, as agreed by Client and SI if Client shall (i) issue any Common Stock as a dividend or distribution on its outstanding Common Stock; (ii) issue to all holders of Common Stock rights, options or warrants to purchase Common Stock at less than current market price; or (iii) subdivide, combine or reclassify its existing Common Stock.

         (e) In addition to payment of the monthly invoices as described in Sections 3(b) and 3(c), Client shall pay to SI, at the earlier either of the date that Client launches the Site or the 60th day after Acceptance of the final Deliverable under to this Agreement and Work Orders hereto (the "Bonus Payment Date"), an amount equal to 35% of the Total Invoice Amount (the "Bonus Amount"), which shall be paid by delivery of such number of shares of Common Stock as is equal to the Bonus Amount divided by Stock Price then in effect.

         (f) No later than the 30th day following the applicable monthly invoice date or the Bonus Payment Date, as applicable, Client shall deliver to SI fully-executed certificates for the applicable number of shares of Common Stock to be issued to SI on such date; provided, that from and after each such 30th day or the Bonus Payment Date, SI shall be deemed the owner of such shares of Common Stock with all the rights and privileges attributable to such shares whether or not the certificates


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representing such shares are delivered to SI. The certificates for the shares may set forth customary private placement legends.

4. CLIENT MATERIALS; LICENSE. Client shall promptly deliver Client Materials, whenever it is so requested by SI, in an electronic file format to be specified and accessible by SI, or otherwise as specified in the Specifications. Any charges or expenses SI may incur due to Client Materials not conforming to such format shall be paid by Client, and any delay in performing the SI Services due to such non-conformity or delay in delivery by Client shall constitute a Material Change (as defined below). Client hereby grants to SI a non-exclusive, worldwide, royalty-free license to reproduce, edit, modify, adapt, translate, display, exhibit, publish, transmit, distribute, perform and otherwise use Client Materials as necessary to perform the SI Services. Client assumes sole responsibility for acquiring any consent, authorization or license necessary for use of the Client Materials by SI.

5.       ACCEPTANCE OF DELIVERABLES, MATERIAL CHANGES.

         (a) Acceptance. Client shall have ten (10) business days, or such Acceptance Period as may be otherwise specified in the Work Order, to review each Deliverable. Client may (i) accept a Deliverable as delivered ("Acceptance") or (ii) reject a Deliverable by reason of failure by such Deliverable to substantially conform to the Specifications current at the time of its delivery. Client shall notify SI of such rejection promptly in writing, within the Acceptance Period, and providing all available information in reasonable detail to enable SI to correct such non-conformity, failing which notification such Deliverable shall be deemed Accepted.

         (b)      Rejection. Upon notification of rejection as specified in
Section 5(a), SI shall thereupon have fifteen (15) business days to correct the non-conformity without additional charge to Client and resubmit the Deliverable, in which case the procedure for the review and Acceptance of such Deliverable (as set forth in Section 5(a) above) shall be repeated for up to a total of two
(2) rejections and re-submissions, or until such Deliverable is Accepted, whichever occurs first.

         (c) Material Change. In the event of any Material Change (as defined below), SI shall notify Client in writing of any changes to the scope of SI Services as may be necessary, as soon as possible after SI becomes aware of the Material Change, and shall provide Client promptly thereafter with estimates for the relevant revisions and changes, which Client shall not unreasonably reject; provided, however, that in addition to any such changes as may be proposed by SI, any Material Change that delays SI's completion of a milestone or delivery of a Deliverable due to Client's delay in meeting or performing its obligations under this Agreement shall result in an automatic extension of such milestone or delivery date by the period of such Client delay. A "Material Change" shall mean an event beyond SI's reasonable control which would affect SI's performance of its obligations in relation to the scope of SI Services (including without limitation delivery of Deliverables, milestone completion, payment terms or scheduling). In no event will SI be penalized for a Material Change.

6. CHANGE ORDERS. If, during the Term of this Agreement, Client wishes to implement any changes or revisions that deviate in any material respect from the Specifications or the Work Order, Client shall submit a Change Order to SI specifying such changes or revisions in detail. SI shall promptly review the Change Order and submit to Client a written proposal for implementing such changes or revisions, including any price changes. Client shall have ten (10) business days from receipt of SI's proposal to accept or reject such proposal in writing. Upon Client's acceptance, the Change Order, as supplemented and/or modified by SI's proposal, shall amend and become part of the Specifications or Work Order, as applicable. SI shall have no obligation to perform any of the services


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described in any Change Order or proposal thereto, unless and until Client has accepted such proposal in accordance with the terms herein.

7. SI'S RESPONSIBILITIES. In addition to any other obligations under this Agreement or a Work Order, SI shall (i) assign experienced professionals to work on the SI Services; (ii) assign a project manager who will direct the day-to-day activities of these professionals; (iii) work in conjunction with Client to deter-mine the scope of work of the SI Services and corresponding Work Orders;
(iv) perform its obligations under this Agreement in a professional and workmanlike manner; and (v) use commercially reasonable efforts to code generically with respect to Deliverables.

8. CLIENT'S RESPONSIBILITIES. In addition to any other obligations under this Agreement or a Work Order, Client shall (i) pay SI's invoices in a timely manner; (ii) provide SI with all reasonable assistance in the performance of the SI Services, including without limitation access to Client's personnel, Site and facilities; (iii) promptly provide all Client Materials as may be necessary for SI to perform the SI Services, (iv) approve SI's reasonable requests for changes in team composition; and (v) cooperate with any other reasonable SI request to enable SI to perform its duties hereunder, including without limitation any change in the scope of work or schedule of work hereunder and SI requests for approvals to Client, AFS or other third parties. Client hereby acknowledges that the timely performance and completion of the SI Services is highly dependent on Client's prompt approval (where applicable) of and cooperation in relation to the SI Services, including without limitation any approvals or cooperation necessary in connection with the Specifications, designs, storyboards and the delivery of Client Materials. Any delay in performing SI Services arising from Client's failure to timely approve or cooperate shall be deemed a Material Change.

9.       TERM AND TERMINATION.

         (a) Term. The term of this agreement shall be one (1) year from the Effective Date (the "Term"), or until completion of all SI Services under this Agreement, whichever first occurs, unless earlier terminated in accordance with the provisions of this Agreement. The Term may be extended by mutual agreement prior to the expiration of the Term.

         (b) Termination for Material Breach. Either party may terminate this Agreement in the event of a material breach by the other party that remains uncured for a period of thirty (30) days after written notice of such breach. Each party will negotiate in good faith with the other during such thirty (30) days notice period to attempt to resolve any dispute associated with the alleged material breach, provided that the Agreement shall terminate at the end of such period if any party is not satisfied with the proposed resolution of such dispute.

         (c) Return of Confidential Information. Upon the expiration or termination of this Agreement, each party shall promptly return to the other party all Confidential Information of such other party not under a valid license.

         (d) ST Termination. In the event SI terminates the Agreement for Client's material uncured breach, Client shall promptly pay SI any fees and amounts outstanding as of the date of such termination, either for "time and materials" billed through the effective date of termination, or for both Deliverables in progress and completed Deliverables, up to the later of the effective date of termination or the next scheduled Deliverable, as applicable according to the payment terms set forth in a Work Order.


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         (e)      Client Termination. In the event Client terminates the
Agreement for SI's material uncured breach, SI will, in good faith and only upon Client's request, provide to a third party designated by Client to perform the SI Services, all information related to the project only to the extent necessary for such third party to perform such SI Services; provided, however, that such third party shall execute a confidentiality agreement reasonably satisfactory to SI with respect to any Confidential Information of SI (as defined below), prior to the receipt of such information.

10. TRADEMARK LICENSE AND PUBLICITY. Client hereby grants SI the right to use its trade names, trade marks and logos in SI's promotional and publicity materials, including SI's Web site, subject to Client's prior written consent, which shall not be unreasonably withheld. Client further agrees to attribute SI as the developer of the Site, by means of icons, images and text to be mutually agreed, and to include a hypertext link to SI's site known as Snickelways Interactive (currently located at "http://www.snickelways.com") from mutually agreed upon locations) of the Site. SI shall have the right to publicly announce its involvement in the development of the Deliverables for Client. The parties shall cooperate in good faith in preparing any joint press or other publicity release relating to the subject matter and/or terms of this Agreement, provided, however that each party shall obtain the prior written consent of the other party prior to the issuance of any such joint press or other publicity release. Except as provided in this paragraph, neither party shall use any trademarks, trade names or logos of the other party without such party's prior written consent.

11.      OWNERSHIP AND RELATED LICENSES.

         (a) Original Code. SI shall own all right, title and interest in and to the Original Code.

         (b) Custom Software and Deliverables. Subject to SI's ownership rights in the Original Code, Client shall own all right, title and interest in and to the Custom Software and the Deliverables, and SI acknowledges and agrees that the Custom Software and the Deliverables under this Agreement shall be considered "work[s] made for hire" under the U.S. Copyright Act, 17 U.S.C. 101 et seq., and any right, title and interest in such Custom Software and Deliverables, including without limitation all copyrights, patent rights, trade secrets, trademarks and other proprietary rights thereto, will belong solely to Client. To the extent that any Custom Software or Deliverable is not considered a work made for hire, SI hereby assigns and transfers to Client all of SI's right, title and interest therein.

         (c) SI Development Tools. Notwithstanding anything to the contrary herein, nothing in this Agreement shall be read to grant Client any right, title or interest in (i) any of SI's pre-existing or independently developed software applications, development tools, data files and any documentation relating to the foregoing, and any modifications, fixes or enhancements thereto made by SI in the course of performing its obligations under this Agreement; (ii) SI's general knowledge, skills, techniques and know how developed prior to, during or after this Agreement, including without limitation its expertise and skills in WWW consulting, Web site design and development and related software design and development; (iii) the Original Code; and (iv) all patents, copyrights, trade secrets and other proprietary rights in subparagraphs (i), (ii) and (iii) herein (collectively, "SI Development Tools"). Moreover, nothing in this Agreement shall be deemed to transfer any ownership interest in any intellectual property rights (including without limitation any copyrights) held by third parties in third party software used by SI in performing its services under this Agreement, and SI shall be free to use all such knowledge, skills, programming and other materials in subparagraphs (i), (ii) and (iii) without restriction.

         (d) Client License Rights. In consideration for and contingent upon the discharge of Client's payment obligations under and subject to the other terms and conditions of this Agreement, SI


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hereby grants to Client a perpetual, royalty-free, non-exclusive, sub-licensable
(through multiple tiers) license to use and modify the SI Development Tools which are incorporated in the Custom Software and the Deliverables to maintain, update develop or enhance the Custom Software, the Deliverables and/or the Site, including for the benefit of third parties, provided, however, that Client's use of the SI Development Tools pursuant to the foregoing license shall be limited to the category of Web sites set forth in Exhibit E attached hereto until one
(1) year after the termination of this Agreement. All right, title and interest in any modifications and derivative works made by Client from the SI Development Tools in accordance with the terms of the license granted herein shall inure to the benefit of Client, subject to the ownership rights of SI in the SI Development Tools as set forth in this Agreement, and subject further to the license granted to Client in this paragraph. Notwithstanding anything to the contrary herein, Client shall not directly or indirectly sublicense or otherwise transfer any SI Development Tools to any direct competitor of SI. In addition, any sublicense granted by Client in the SI Development Tools shall be subject to a written agreement whereby the sublicensee shall be required, with respect to any proprietary or confidential SI information, to maintain at least an equal standard of care (but in no event less than a reasonable standard of care) as is required of Client pursuant to the terms of this Agreement. Nothing in this Agreement shall create any restriction or limitation whatsoever on SI's right to use the SI Development Tools, including, without limitation, in connection with other projects for third parties. SI shall be permitted to retain a copy of the Custom Software and the Deliverables for the purposes as set forth in this Agreement. All rights not expressly granted by SI herein are hereby expressly reserved.

         (e) SI License Rights. Client hereby grants to SI a perpetual, royalty-free, non-exclusive, sub-licensable (though multiple tiers) license, to reproduce, adapt, distribute, execute, create derivative works of, use and modify the Custom Software and the Deliverables in connection with SI's development and consulting services, provided, however, the foregoing license shall not be deemed to permit SI to use the Custom Software and/or the Deliverables to perform any development or consulting services for the category of Web sites defined in Exhibit E attached hereto until one (1) year after the termination of this Agreement. All right, title and interest in any modifications and derivative works made by SI from the Custom Software and/or the Deliverables in accordance with the terms of the license granted herein shall inure to the benefit of SI, subject to the ownership rights of Client in the Custom Software and the Deliverables as set forth in this Agreement.

         (f) Perfection of Rights. Each party shall cooperate with the reasonable requests of the other party to execute such documentation as may be necessary to protect the requesting party's respective ownership interests as recognized by the Parties hereunder, at the expense of the requesting party.

12.      REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         (a) Client represents and warrants that it has sufficient right, title, interest or permission in and to the Client Materials, for SI to use such Client Materials as is contemplated by this Agreement. Client further warrants and represents that the Client Materials will not to its knowledge infringe any copyrights, patents, trade secrets, trademarks, service marks, rights of privacy or publicity of any third party, nor will they to Client's knowledge defame or libel any person or entity. Client hereby agrees to defend, indemnify and hold harmless SI, its principals, agents, directors, officers and employees from and against any and all claims arising from or related to Client's breach of any of the foregoing representations and warranties. The foregoing indemnity obligation is conditioned upon (i) prompt written notice by SI to Client of any such claim of which SI becomes aware, (ii) Client's complete


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control of the defense of any such claim, and (iii) SI's reasonable cooperation with Client, at Client's expense, in defending against such claim.

         (b) SI represents and warrants that it has sufficient right, title, interest or permission in and to such content and materials as are incorporated in the Deliverables, for Client to make use of such Deliverables as is contemplated by this Agreement. SI further represents and warrants that the Site is Year 2000 compliant and that the Deliverables as delivered do not to its knowledge infringe any copyrights, patents, trade secrets, trademarks, service marks, rights of privacy or publicity of any third party, nor will they to SI's knowledge defame or libel any person or entity. SI hereby agrees to defend, indemnify, and hold harmless SI, its principals, agents, officers, directors and employees from and against any and all claims arising from or related to SI's breach of any of the foregoing representations and warranties. The foregoing indemnity obligation is conditioned upon (i) prompt written notice by Client to SI of any such claim of which Client becomes aware, (ii) SI's complete control of the defense of any such claim, and (iii) Client's reasonable cooperation with SI, at SI's expense, in defending against such claim.

         (c) SI warrants that the Deliverables will function in substantial conformity with the then-current Specifications for a period of ninety (90) days: (i) after Acceptance of the Deliverables (if Client does not elect to purchase Maintenance Services (as defined below) beginning immediately upon Acceptance of the initial Deliverables); or (ii) after the end of the applicable period during which Maintenance Services are provided to Client (if Client elects to purchase Maintenance Services beginning immediately upon Acceptance of the initial Deliverables). Client's sole and exclusive remedy for breach of this warranty is for SI to use commercially reasonable efforts to correct any such non-conformity, including, as appropriate, repairing or replacing any defective media. Client shall provide SI with all available information and assistance to correct such non-conformity. The warranties made by SI under this Agreement shall be void if the Deliverables are modified by anyone other than SI or an authorized agent of SI, or if the Deliverables are not used in accordance with the Specifications. At Client's request at any time up to one (1) year after the termination of this Agreement (except for termination pursuant to Section 9(b)), SI shall perform maintenance services (the "Maintenance Services") for the Custom Software and the Deliverables, and the SI Development Tools incorporated therein, in accordance with SI's then-current maintenance policies and procedures and terms and conditions. Payment for the Maintenance Services shall be exclusive of and in addition to any payment due for SI Services under this Agreement, and shall be at SI's then-current rates.

         13. SCOPE OF WARRANTIES; LIMITATION OF LIABILITY. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF THE PARTIES AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY EXTENDS ANY WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS. SI DOES NOT WARRANT THAT THE CUSTOM SOFTWARE OR DELIVERABLES WILL BE ERROR-FREE, OR THAT THE SERVICES WILL BE UNINTERRUPTED, OR THAT THE CUSTOM SOFTWARE OR THE DELIVERABLES WILL YIELD OR ACHIEVE ANY PARTICULAR RESULTS OR CORRECTLY PROCESS, STORE, EXCHANGE, OUTPUT OR DISPLAY ALL DATE INFORMATION AND DATE DATA. SI MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO ANY THIRD PARTY SOFTWARE, HARDWARE, OR OTHER MATERIALS OR CONTENT WHICH MAY BE USED IN THE DEVELOPMENT OF OR INCORPORATED IN THE CUSTOM SOFTWARE OR THE DELIVERABLES. EXCEPT FOR THE PARTIES' INDEMNITY OBLIGATIONS IN SECTION 12(A) AND
(B), (I) NEITHER PARTY SHALL BE LIABLE FOR ANY CLAIM ARISING OUT OF THIS


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AGREEMENT FOR INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES, EVEN IF
SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND (II) SI'S AGGREGATE LIABILITY UNDER THIS AGREEMENT FOR ANY AND ALL CLAIMS, WHETHER IN CONTRACT, TORT, OR OTHERWISE, SHALL NOT EXCEED THE TOTAL DOLLAR AMOUNT OF THE FEES ACTUALLY RECEIVED BY SI FOR ITS SERVICES TO CLIENT UNDER THIS AGREEMENT.

14. CONFIDENTIALITY. Each party acknowledges that any and all information relating to the other's business, in any form, including, but not limited to, all information which is produced or developed under this Agreement and/or in connection with a Work Order, and the terms of this Agreement shall be treated as confidential information ("Confidential Information"). Each party agrees that it will use the other's Confidential Information only in connection with the performance of its obligations pursuant to this Agreement, and shall not disclose any such Confidential Information, either during the term of this Agreement, or any time thereafter, except with the prior written consent of the disclosing party, and shall take every reasonable precaution to safeguard all such Confidential Information. Each party shall inform all of its employees, agents or representatives having access or exposure to Confidential Information, of such party's obligations under this paragraph and shall have each such employee, agent or representative agree to abide by these or similar terms. Notwithstanding the foregoing, information shall not be considered confidential if such information is or becomes part of the public domain through no fault of the receiving party, is information which the receiving party can document was known to it prior to disclosure by the disclosing party, or is information subsequently received by either party from a third party without restriction as to disclosure.

15. NON-SOLICITATION. Both Parties hereby agree not to solicit each other's employees or contractors for employment for a period commencing on the Effective Date and extending to one (1) year after receipt by SI of Client's final payment pursuant to this Agreement. In the event a party breaches this term, the breaching party will pay, as liquidated damages and not a penalty, within thirty
(30) days of receipt of a notice of breach, a sum equal to two (2) years of salary or fees the non-breaching party would pay to its employee or contractor.

16. FORCE MAJEURE. Except as otherwise provided by this Agreement, neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder on account of strikes, shortages, riots, insurrection, fires, floods, earthquakes, explosions, war, governmental action, acts of God or any other cause beyond the reasonable control of such party.

17. NOTICES. Any notice required to be given under this Agreement shall be in writing, and sent by certified mail, or overnight courier, to the recipient at its address listed in this Agreement, or to such other address as it may, by notice as aforesaid, subsequently designate.

18. INDEPENDENT CONTRACTOR. It is expressly understood that SI and Client are independent contractors, and that neither has the authority to bind the other to any third party or otherwise to act in any way as a representative of the other, unless otherwise expressly agreed to in writing signed by both parties to this Agreement.

19. ASSIGNMENT. Neither party shall assign or transfer this Agreement, or any rights, duties, obligations or interests therein, without the other party's prior written consent (such consent not to be unreasonably withheld or delayed).

20. ENTIRE AGREEMENT, NO WAIVER OR MODIFICATION. This Agreement constitutes the entire agreement between SI and Client with respect to the subject matter contained herein, and supersedes any and all prior understandings, agreements, and proposals with regard to the subject matter hereof. No waiver, modification, alteration or amendment of any of the terms or conditions contained herein shall be effective unless and until set forth in writing, duly signed by SI and Client.

21. SEVERABILITY; HEADINGS. In the event any provision of this Agreement or portion thereof is determined by a court of competent jurisdiction to be invalid, illegal, or otherwise unenforceable, such provision shall be deemed to have been deleted from this Agreement, while the remainder of this Agreement shall remain in full force and effect according to its terms. The section headings in this Agreement are inserted only as a matter of convenience and in no way define or limit the scope or extent of such section, or affect the construction of this Agreement.

         IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date first above written by their duly authorized representative.




SNICKELWAYS, INC.



By:  /s/ Paul Cimino
     ------------------------
     Paul Cimino
     Chief Executive Officer



WORLD COMMERCE ONLINE, INC.


By:  /s/ John R. Daniel II
     ------------------------
     John R. Daniel II
     Executive Vice President

                                    EXHIBIT A


                                 SPECIFICATIONS

Specifications for Work Orders WCO 0001, 0002, and 0003 are included in electronic files attached to this agreement in email form.

                                   WORK ORDER
                                    EXHIBIT B

PREPARED BY:               Lee Smith
SENT TO:                   Jack Daniel, EVP, World Commerce Online
DATE:                      September 22, 1999
WORK ORDER                 WCO 0001



SUMMARY OF WORK & ESTIMATED TIMETABLE

SCOPE OF WORK

FLORASHOPS WEBSITE

Snickelways will develop and/or implement the following:

o Functional Specifications Document.- This will outline the functional requirements for the new features to the site that are expected to launch in the week of September 15, 1999.
o Technical Specifications Document: This will outline the technical requirements for the new features to the Florashops.com site expected to be launched in the week of September 15, 1999.
o Web page Designs: Snickelways develop designs for templates to be selected by Florists at the time the become part of the Florashops.
o Web Page Production.- Snickelways will develop all required dynamic templates for the Florashops. (As outlined in the Functional Specifications and Storyboards.) WCO staff will be responsible for providing the content and populating product, occasions and florist databases using the publishing/administration tool, or by providing data for databases in digital format.

o        Florashops. com Feature:.
         o        OPEN-TO-THE-PUBLIC INTERNET COMMERCE SITES.
         o        UMBRELLA PAGES:
                  o Persistent Navigation includes links to Florapedia, Plantpedia, Help, FAQs, and "Find a Local Florist " search.
                  o Advertising space available for standard banner and smaller "billboard" throughout
                  o        Homepage
                           o WCO controls large feature most likely based on season/occasion
                           o        Search by "local zip code " and by "city
                  o        Holiday Calendar
                           o Month-at-a-glance view of upcoming holidays and gift giving occasions.
                           o Managed by WCO personnel centrally with simple admin tool to add/delete items in advance, set hyperlinks to static feature page with links to "Find a Florist
                  o        Help/FAQ's/Tips
                  o        Contact WCO
                           o Email form capturing basic information and comments.

                           o        Forwarded to WCO Customer Service
                  o        Florashops - Individual Florist Page Features
                           o        Persistent Navigation
                                    o        Seasonal Specials Pages
                                    o        Occasions Page
                                    o        Product Category Pages
                                    o        Contact US
                                    o        Reminder Service
                                    o        Map to the store
                                    o        Back to Florashops.com
                                    o        Shopping Cart
                  o        Florist Homepage
                           o        Florist's logo art and basic address
                                    information
                           o        One banner controlled by WCO
                           o 3 Product Features (on controlled centrally by WCO) with product descriptions, prices, linked to product pages
                  o        Seasonal Specials Page
                  o        Product Category Pages
                  o Arrangements, Plants, Gift Baskets, etc. - list to be provided by WCO, activation dependent on florist selecting product from that category for their shops offering
                  o        Occasions Pages
                           o List to be provided by WCO, Occasion list managed centrally by WCO.
                  o        Contact US
                  o        Form forwarded to individual Florist's email address.
                  o Can be routed to WCO or written to Dbase for future datamining - Business Decision
                  o        Reminder Service
                           o Within individual florist's (host) pages, but decision not yet final on database structure
                  o        Map to the store o Shopping Cart/Checkout
                  o        Payments
                  o        Credit card only- Assume VISA, Mastercard, AMEX
                           o Credit card is validated by system, card number, pertinent name/address and total transaction amount information for entire order passed to Florist.
                  o        Manage-My-Shop Features
                           o        Selection Guide
                           o        Selection Templates
                           o        Shop Maintenance
                           o        Product Selection
                           o        Upload My Product
                           o        Upload Local Product
                           o        Master Catalog
                  o Administration Tool for Publishing Site Content as required to Phase II features

ESTIMATED COST

The estimated cost for the Florashops project at onset of the project, excluding subsequent revisions and enhancements, was approximately $350,000.

PAYMENT  [X] Time & Materials               [ ] Fixed Project

         Note: per Web Site Development Agreement, invoices will based on actual time and materials, to be paid 65% in cash, 35% in WCOL Stock @$10.00 per share, net 30 days from invoice date.

ASSUMPTIONS

In preparing this estimate, Snickelways assumes the following:
o WCO personnel will provide design approvals, feedback, and client deliverables on the dates specified, in order to maintain the project schedule.
o All editorial content will be developed by WCO. Content for dynamic pages will be placed into the publishing/admin tool by WCO staff.
o Editorial content for placement in flat HTML files will be provided to Snickelways in an electronic format (e.g., MS Word) suitable for editing into HTML documents
o Time and materials approach allows for a less restrictive and more creative development process.
o Costs of Hardware, Software, and Hosting are not included in this estimate. Snickelways will make recommendations to WCO.com for the most cost-effective procurement solutions during the development process (as indicated in the Technical Specifications Document).
o Sales tax, if applicable, is not included in the price. Travel and out of pocket materials costs are additional.
o        Invoices will be sent monthly and are payable net 30 days.
o WCO will be responsible for acceptance testing. This enhances the website quality and thoroughness and insures a mutually agreeable final product delivery.
o Extensive delays in deliverables and/or approvals of interim work product such as specifications and designs from WCO that result in a launch delay of comparable length may generate additional costs.
o Extensive delays in deliverables from Snickelways Interactive that result in a launch delay of comparable length may generate price reductions.

================================================================================

THE ABOVE WORK ORDER IS AGREED TO AND ACCEPTED BY:

For WCO:                                    For Snickelways:
Signature:                                  Signature:
           ------------------------                     -----------------------
Name:      John R. Daniel II                Name:       Paul Cimino
Title:     Executive Vice President         Title:      Chief Executive Officer
Date:      October 12, 1999                 Date:       October 14, 1999

                                   WORK ORDER
PREPARED BY:         Lee Smith
SENT TO:             Jack Daniel, EVP, World Commerce Online
DATE:                September 22, 1999
WORK ORDER:          WCO 0002

SUMMARY OF WORK & ESTIMATED TIMETABLE

SCOPE OF WORK

FLORAMALL WEBSITE

The Floramall is composed of Floral Wholesalers' and Suppliers' (vendors) electronic commerce catalog web sites. The sites are built on a common database structure, and will be generated using common templates with limited customization of look and feel. Each participating vendor will control the content of their site, promotions and the catalog product database.

Snickelways will develop and/or implement the following:

o Functional Specifications Document.- This will outline the functional requirements for the new features to the site that are expected to launch in the week of September 15, 1999.
o Technical Specifications Document.- This will outline the technical requirements for the new features to the Florashops.com site expected to be launched in the week of September 15, 1999.
o Web page Designs.- Snickelways develop designs for templates to be selected by Florists at the time the become part of the Florashops.
o Web Page Production.- Snickelways will develop all required dynamic templates for the Florashops. (As outlined in the Functional Specifications and Storyboards.) WCO staff will be responsible for providing the content and populating product, occasions and florist databases using the publishing/administration tool, or by providing data for databases IN digital format.
o        Floramall Features.
         o        MEMBERSHIP ONLY BUSINESS-TO-BUSINESS INTERNET COMMERCE SITES.
                  o        Search
                  o        Search by vendor
                  o        Search by product
                  o Advanced search by product allows shopper to narrow the search by category find vendor.
                  o        First time shoppers guide
                  o Basic "how to shop " issues,- security, contact information, search, browse, drill (town, use shopping lists, navigation tips, anti other FAQs as required (WCO will supply)
                  o        Shopping Cart
                  o Floramall will allow shoppers to select items for purchase from multiple vendors, with a single checkout process and point of payment.
                           o The system will show shopping cart totals by vendor, and subtotal by vendor before finalizing checkout.
                           o        The system will parse the orders to
                                    individual vendors. A financial system will credit the sales to individual vendors "Floraplex Clearinghouse Accounts
                  o        Order History

                           o Shoppers order history for each individual vendor will be captured in a database and be viewable by shoppers through a number of reports including by month, and by category.
                                    o        Item Pages
                                    o        Drill Downs/Merchandise Hierarchy
                                    o        Shopping Lists
                                    o        Available Today
                                    o        Promotions
                  o        Other Features
                           o        Advertising Banners
                           o        Payments by Trade Terms
                           o        Order Capture and Transmission
                           o Checkout will allow single transaction for multiple vendors. System will parse and send to vendors in appropriate format.
                           o Data Exchange Formats offered will be Email or Batch File Transfer
                           o        Hot Specials (Auctions)
                           o        An optional promotional feature.
                  o        Store Management Features
                  o        Store Management/Customer Approval
                  o        Vendors will be allowed to "close the store"
                  o An approval process will be available for new shoppers
                  o        Vendor Information
                  o Limited homepage content such as Vendor logo, About Us, Operating Hours, Policies will be allowed all posted to the site by a simple browser-based publishing tool.
                  o        "About Us" page
                  o        Product Management
                  o        Manage My Profile (Florist's My Floramall)
                           o        Manage my Address Book
                           o        Manage my Shopping Lists
                           o        Choose my Preferred Wholesalers
                           o        Chose my Preferred Categories

ESTIMATED COST

The estimated cost for the FloraMall project at onset of the project, excluding subsequent revisions and enhancements, was approximately $375,000.

PAYMENT  [X] Time & Materials       [ ] Fixed Project

         Note: per Web Site Development Agreement, invoices will based on actual time and materials, to be paid 65% in cash, 35% in WCOL Stock @$10.00 per share, net 30 days from invoice date.

ASSUMPTIONS

In preparing this estimate, Snickelways assumes the following:

o WCO personnel will provide design approvals, feedback, and client deliverables on the dates specified, in order to maintain the project schedule.
o All editorial content will be developed by WCO. Content for dynamic pages will be placed into the publishing/admin tool by WCO staff.

o Editorial content for placement in flat HTML files will be provided to Snickelways in an electronic format (e.g., MS Word) suitable for editing into HTML documents
o Time and materials approach allows for a less restrictive and more creative development process.
o Costs of Hardware, Software, and Hosting are not included in this estimate. Snickelways will make recommendations to FloraMall for the most cost-effective procurement solutions during the development process (as indicated in the Technical Specifications Document).
o Sales tax, if applicable, is not included in the price. Travel and out of pocket materials costs are additional.
o        Invoices will be sent monthly and are payable net 30 days.
o WCO will be responsible for acceptance testing. This enhances the website quality and thoroughness and insures a mutually agreeable final product delivery.
o Extensive delays in deliverables and/or approvals of interim work product such as specifications and designs from WCO that result in a launch delay of comparable length may generate additional costs.
o Extensive delays i n deliverables from Snickelways Interactive that result in a launch delay of comparable length may generate price reductions.

================================================================================

THE ABOVE WORK ORDER IS AGREED TO AND ACCEPTED BY:

For WCO:                                      For Snickelways:
Signature:                                    Signature:
           ------------------------                     -----------------------
Name:      John R. Daniel II                  Name:     Paul Cimino
Title:     Executive Vice President           Title:    Chief Executive Officer
Date:      October 12, 1999                   Date:     October 14, 1999

                                   WORK ORDER

PREPARED BY:        Lee Smith
SENT TO:            Jack Daniel, EVP, World Commerce Online
DATE:               October 13, 1999
WORK ORDER #:       WCO003

SUMMARY OF WORK & ESTIMATED TIMETABLE

SCOPE OF WORK

AFS Extranet (and preview Website)

The AFS Extranet is a Business-to-Business website whose access is limited, with a few exceptions, to AFS Member Florists. The Extranet's primary purpose is to provide service to member florists, which it does in many ways. It provides access to AFS general information arid individual member account information. It provides multiplex ways of contacting AFS including the ability to send email to specific departments. Member florists will be able to complete monthly delivery reports (101s) online. AFS departments will be able to complete monthly delivery reports (101s) online. AFS departments will be able to communicate with member florists. Member florists will have the opportunity to publish information for other florists to see, and to see what other florists have published.

Snickelways will develop and/or implement the following:

o Functional Specifications Document: This will outline the functional requirements for the new features to the site that are expected to launch in the week of September 15, 1999.
o Technical specifications Document: This will outline the technical requirements for the new features to the Florashops-com site expected to be launched in the week of September 15, 1999.
o Web page Designs: Snickelways develop designs for templates to be selected by Florists at the time the become part of the Florashops.
o Web Page Production.- Snickelways will develop all required dynamic templates for the Florashops. (As outlined in the Functional Specifications and Storyboards.) AFS staff will be responsible for providing the content and populating product, occasions and florist databases using the publishing/administration tool, or by providing data for databases in digital format.
o        Extranet Features:
         o        MEMBERSHIP ONLY BUSINESS-TO-BUSINESS INTERNET SITES.
                  o        HOME PAGE AND PERSISTENT NAVIGATION
                  o        PUBLICATIONS DEPARTMENT
                           o        Publications Main Page
                  o        Education Department
                           o        Education Main Page
                           o        AFS History
                           o        Ask the Experts
                           o        Care And Handling
                           o        Contact AFS Education
                           o        Education Calendar

                           o        Floral Trends
                           o        Marie Ackerman Library
                           o        Online Study
                           o        Survey
                  o        TECHNOLOGY SOLUTIONS DEPARTMENT
                           o        Technology Solutions Main Page
                           o        Contact ATS Technology
                           o        Products and Services
                           o        Technology Sales
                           o        Support
                           o        Technology Calendar
                           o        Faqs / Ask The Experts
                  o        CUSTOMER CARE DEPARTMENT
                           o        AFS Policy Changes
                           o        Contact Customer Service
                           o        Enter 101s
                           o        International Order Form
                           o        Online Order History
                           o        Online Statement
                           o        Statement Adjustment
                  o        MEMBER SERVICES DEPARTMENT
                           o        Contact Member Services
                           o        Change My Directory Listing
                           o        Manage My B2B Page
                           o        Submit New Directory Ad

o Administrative/Publishing tools to upload and index newly created content pages as required by AFS internal personnel.

ESTIMATED COST

On the instruction of WCO management, this project was terminated on September 2, 1999. At that point SI had completed the following deliverables and project milestones:

         o        Discovery Meetings in April and May in Oklahoma and NYC.
         o Development of static storyboards, site flow charts, and proposed navigation.
         o Functional Specifications Documentation -- First Draft Completed August 5, 1999
         o        Functional Documentation submitted to AFS for review.
         o New Information from Process Review Sessions conducted August 17, 18 in OKC have -not been incorporated into the extranet Functional Specifications,
         o Completed Extensive Extranet Prototype, which include approved GUI, and design, content sections, navigation graphic elements and content templates.
         o        Client Review Meeting, August 8, 1999 - Extranet Prototype by
                  AFS
         o Extranet Meeting Summary Documentation, August 20, 1999 - This outlines AFS's comments, changes and revisions based on the Prototype.
         o ASP Content Publishing Upload Tool - functional prototype completed.

Note: Much of the early discovery and Specifications development for the Florashops project was billed to this project account.

The Grand total for work completed as of cessation of work on September 2. 1999 was $159,414.00.

PAYMENT  [X] Time & Materials       [ ] Fixed Project
ASSUMPTIONS

In preparing this estimates Snickelways assumes the following:

o AFS personnel will provide design approvals, feedback, and client deliverables on the dates specified, in order to maintain the project schedule.
o All editorial content will be developed by AFS. Content for dynamic pages will be placed into the publishing/admin tool by AFS staff.
o Editorial content for placement in flat HTML files will be provided to Snickelways in an electronic format (e.g., MS Word) suitable for editing into HTML documents
o Time and materials approach allows for a less restrictive and more creative development process.
o Costs of Hardware, Software, and Hosting are not included in this estimate. Snickelways will make recommendations to AFS,com for the most cost-effective procurement solutions during the development process (as indicated in the Technical Specifications Document).
o Sales tax, if applicable, is not included in the price. Travel and out of pocket materials costs are additional.
o        Invoices will be sent monthly and arc payable net 30 days.
o AFS will be responsible for acceptance testing. `I-his enhances the website quality and thoroughness and insures a mutually agreeable final product delivery,
o Extensive delays in deliverables and/or approvals of interim work product such as specifications and designs from AFS that result in a launch delay of comparable length may generate additional costs.
o Extensive delays in deliverables from Snickelways Interactive that result in a launch delay of comparable length may generate price reductions.

================================================================================

THE ABOVE WORK ORDER IS ACCEPTED TO AND AGREED BY:

For WCO:                                      For Snickelways:
Signature:                                    Signature:
           ------------------------                     -----------------------
Name:      John R. Daniel II                  Name:     Paul Cimino
Title:     Executive Vice President           Title:    Chief Executive Officer
Date:      October 12, 1999                   Date:     October 14, 1999

                                    EXHIBIT C

                                  CHANGE ORDER

SUBMITTED BY:
             -----------------------

DATE:
     -------------------------------

PLEASE IDENTIFY THE PORTION(S) OF THE INTERACTIVE CONTENT TO BE MODIFIED:

--------------------------------------------------------------------------------

IF POSSIBLE, PLEASE EXPLAIN THE PROPOSED MODIFICATIONS IN DETAIL:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

RECEIVED BY:
            ------------------------

DATE:
     -------------------------------

MODIFICATION REQUEST #:
                       --------------------

THIS MODIFICATION WILL IMPACT THE FOLLOWING:
         [ ] Media [ ] Software [ ] Budget [ ] Schedule

PLEASE DESCRIBE THE IMPACT OF THIS CHANGE IN SPECIFIC TERMS:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

THE ABOVE MODIFICATION, AND ITS IMPACT ON THE PROJECT, IS AGREED TO AND ACCEPTED
BY:

FOR CLIENT:                                FOR SNICKELWAYS:
Signature:                                 Signature:
          ----------------------------               --------------------------
Name:                                      Name:
     ---------------------------------          -------------------------------
Title:                                     Title:
      --------------------------------           ------------------------------
Date:                                      Date:
     ---------------------------------          -------------------------------

                                    EXHIBIT D


                                  SI RATE CARD

                   BUSINESS                   Partner                                      $350

                                              Relationship Manager                         $175

                                              Business Analyst                             $150

                   PROJECT                    Director of Production                       $225

                                              Senior Project Manager                       $200

                                              Project Manager                              $150

                                              Service Manager                              $140

                                              QA Manager                                   $140

                                              QA Analyst                                   $125

                                              Production Assistant                          $75


                   CREATIVE                   Chief Creative Officer                       $250

                                              Art Director                                 $200

                                              Graphics Designer                            $175

                                              Animation Artist                             $175

                                              Graphics Production                          $110


                   ANCILLARY                  Video Producer                               $225

                                              Audio Designer                               $175

                                              Writer                                       $145

                   TECHNICAL                  Chief Technical Officer                      $350

                                              Technical Director                           $300

                                              Programmer Analyst                           $210

                                              Programmer                                   $175

                                              SiteBuilder                                  $125

                                              Systems Engineer                             $225

                                              Systems Administrator                        $125

                                              Network Engineer                             $225

                                    EXHIBIT E

                                    WEB SITES

Web sites that are engaged in top-to-bottom vertical trade communities within the floral, fish and fresh produce industries (the "Industries"), which shall not include (a) Web sites or businesses engaged in select discrete and isolated segments of such vertical trade communities within the Industries, which sites or businesses operate on a single level of the distribution chain (by way of example, and without limitation, Monarch Foods) or (b) any businesses in the Industries not engaged in vertical trade (by way of example, and without limitation, netgrocer.com). In no event shall SI provide web site development services to the floral Industry wire services (by way of example, FTD, American Floral Services, and Teleflora), or to any third party which is a customer of Client's prior to SI's providing services to the third party.

                                    EXHIBIT F

                                 CUSTOM SOFTWARE

AFS Internet/Extranet - virtually all Custom Software with the following exceptions: licensed photographic images purchased on WCO's behalf, which may not be transferable.

FloraMall - Virtually all Custom Software.

FloraShops - Virtually all Custom Software with the exceptions licensed photographic images purchased on WCO's behalf, which may not be transferable.